UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

Check the appropriate box:

[X] Preliminary Information Statement

[  ] Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

[  ] Definitive Information Statement

VIRTUAL CRYPTO TECHNOLOGIES, INC.

(Name of Registrant as Specified In Its Charter)

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[  ] Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

1)	Title of each class of securities to which transaction applies:
2)	Aggregate number of securities to which transaction applies:
3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
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[  ] Fee paid previously with preliminary materials.

[  ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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2)	Form, Schedule or Registration Statement No.:
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We Are Not Asking You for a Proxy and You are Requested Not To Send Us a Proxy

INFORMATION STATEMENT

OF

VIRTUAL CRYPTO TECHNOLOGIES, INC.

11 Ha’amal Street

Tel Aviv, Israel

Tel: +972 3-600-3375

To Our Stockholders:

This Notice and the accompanying Information Statement are being furnished to the holders (“Stockholders”) of shares of common stock, par value $0.0001 of Virtual Crypto Technologies, Inc. (the “Common Stock”), a Delaware corporation (the “Corporation”), in connection with actions taken by the holders of a majority of the issued and outstanding Common Stock (the “Majority Consenting Stockholders”), which actions were approved by written consent on February 26, 2019 (the “Stockholder Consent”) to:

(1)	approve the amendment of the Corporation’s certificate of incorporation in order to effect a reverse stock split of the Corporation’s Common Stock at a ratio of 1-for-15; and
(2)	approve the amendment of the Corporation’s certificate of incorporation in order to effect a name change from Virtual Crypto Technologies, Inc. to Viewbix Inc.

The actions to be taken pursuant to the Stockholder Consent shall be taken at such future date as determined by the board of directors of the Corporation (the “Board”), as evidenced by the filing of the certificates of amendment with the Secretary of State of the State of Delaware, but in no event earlier than the 20th day after this Information Statement is mailed or furnished to the stockholders of record as of February 26, 2019. The certificates of amendment was authorized and approved by the Stockholder Consent, a copy of which is attached hereto as Exhibit A.

This Information Statement is being sent to you for information purposes only and you are not required to take any action.

We Are Not Asking You for a Proxy and You are Requested Not To Send Us a Proxy

By Order of the Board of Directors:

Alon Dayan
Director and Chief Executive Officer

[__], 2019

VIRTUAL CRYPTO TECHNOLOGIES, INC.

11 Ha’amal Street

Tel Aviv, Israel

Tel: +972 3-600-3375

Information Statement Pursuant to Section 14C of the Securities Exchange Act of 1934

This Information Statement is being filed with the United States Securities and Exchange Commission (the “SEC”) on [  ], 2019, in connection with the Stockholder Consent, dated February 26, 2019 (i) to approve the amendment of the Corporation’s certificate of incorporation in order to effect a reverse stock split of the Corporation’s Common Stock at a ratio of 1-for-15, and (ii) to approve the amendment of the Corporation’s certificate of incorporation in order to effect a name change from Virtual Crypto Technologies, Inc. to Viewbix Inc.

A copy of the stockholder consent is attached as Exhibit A to this Information Statement, a copy of the Certificate of Amendment to the Certificate of Incorporation effecting the Reverse Stock Split is attached as Exhibit B to this Information Statement (the “Reverse Stock Split Certificate of Amendment”), and a copy of the Certificate of Amendment to the Certificate of Incorporation effecting the name change is attached as Exhibit C to this Information Statement (the “Name Change Certificate of Amendment”).

Pursuant to Rule 14c-2(b) promulgated by the SEC under the Securities Exchange Act of 1934 (the “Exchange Act”), the actions approved by the Majority Consenting Stockholders cannot become effective until twenty (20) days from the date of mailing of the Definitive Information Statement to our stockholders.

The Reverse Stock Split Certificate of Amendment will be effective upon receipt of approval from the Financial Industry Regulatory Authority (“FINRA”) and the filing with the Secretary of the State of Delaware (the “Reverse Stock Split Effective Date”). New Common Stock certificates reflecting the name change will not be issued at the Reverse Stock Split Effective Date. The Corporation’s Common Stock are subject to quotation on the OTCQB Market under the symbol “VRCP.”

The Name Change Certificate of Amendment will be effective upon receipt of approval from FINRA and upon filing with the Secretary of the State of Delaware (the “Name Change Effective Date”). On such Name Change Effective Date, FINRA will change our symbol to reflect the Corporation’s name change in connection with the aforementioned amendment. The filing of the Name Change Certificate of Amendment will be subject upon the closing under the Share Exchange Agreement (as defined below).

As of February 26, 2019, (the “Record Date”) there were 110,749,643 shares of our Common Stock issued and outstanding and there were no shares of preferred stock outstanding.

As of the Record Date, the Majority Stockholders held 57,841,802 shares of Common Stock, and therefore having 52.22% of all outstanding Common Stock. Therefore, no other stockholder consents will be obtained in connection with this Information Statement. The table below sets forth the Majority Consenting Stockholders:

Name of Majority Stockholder	Number of Shares of Common Stock that Voted in Favor of the Resolutions	Percentage of Common Stock that Voted in Favor of the Resolutions(1)
Kfir Silberman, Individually and as control person of L.I.A. Pure Capital Ltd. 20 Raoul Wallenberg St., Tel Aviv 6971916, Israel	9,680,991	8.74%
Lavi Karasny , Individually and as control person of Capitalink Ltd., 10 Pa’amoni Street Tel Aviv 6291806, Israel	9,353,064	8.45%
Amir Uziel, Individually and as control person of Amir Uziel Economic Consultant Ltd. 5 Shira Street Rishon Lezion 7580237, Israel	9,100,000	8.22%
Nir Reinhold , Individually and as control person of Buffalo Investments Ltd. Moshav Avigdor Israel 8380000	10,300,000	9.3%
Itschak Shrem, Individually and as control person of Attribute Ltd. 13 Hatikva Street Ramat Hasharon 472169, Israel	9,153,064	8.27%
Eliyahu Yoresh 37 Usishkin Street Ramat Hasharon 472055, Israel	4,126,900	3.72%
Liron Carmel 42 Ben Zvi street Ramat Gan Israel	1,842,069	1.66%
Avdinco Ltd. 2 Kaufman Street suite 2011 Tel Aviv, Israel	2,142,857	1.93%
Tamarid Ltd. 2 Kaufman Street suite 1011 Tel Aviv, Israel	2,142,857	1.93%
Total	57,841,802	52.22%

(1) Applicable percentage ownership is based on 110,749,643 shares of Common Stock outstanding as of the Record Date.

ACTIONS TAKEN BY THE BOARD OF DIRECTORS AND MAJORITY CONSENTING STOCKHOLDERS

ACTION I

AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT

On February 26, 2019, the Majority Consenting Stockholders approved the Stockholder Consent, approving the Reverse Stock Split Certificate of Amendment in order to effect a reverse stock split of the Corporation’s Common Stock on a 1-for-15 basis (the “Reverse Stock Split”).

Pursuant to the Reverse Stock Split, each fifteen (15) shares of Common Stock will be automatically converted, without any further action by the stockholders, into one share of Common Stock. No fractional shares of Common Stock will be issued as the result of the Reverse Stock Split. Instead, each Stockholder will be entitled to receive one share of Common Stock in lieu of the fractional share that would have resulted from the Reverse Stock Split.

Background and Reasons for the Reverse Stock Split

In the Corporation’s Form 8-K under Item 1.01, filed with the SEC on February 7, 2019, the Corporation reported that it has entered into a share exchange agreement (the “Share Exchange Agreement”) with Algomizer Ltd., pursuant to which Algomizer Ltd. will assign, transfer and deliver its 99.83% holdings in Viewbix Ltd., and Israeli company, to the Corporation in exchange for shares of restricted common stock of the Corporation representing 65% of the issued and outstanding Common Stock of the Corporation on a fully diluted basis. Pursuant to the Share Exchange Agreement, upon the earlier of: (a) the launch of a live video product to an American consumer in the U.S by Viewbix Ltd., or (b) the launch of an interactive television product to an American consumer in the U.S Viewbix Ltd., the Corporation will issue Algomizer Ltd. additional shares of restricted common stock of the Corporation representing 5% of the fully diluted share capital.

Furthermore, on the closing date under the Share Exchange Agreement, the Corporation will issue Algomizer Ltd.: (i) warrants to purchase shares of restricted common stock of the Corporation with an exercise price representing a valuation for the Corporation of $15,000,000 on a fully diluted share capital basis, which will represent 10% of the fully diluted share capital immediately following the closing for a period of ten years, and (ii) warrants to purchase shares of restricted common stock of the Corporation with an exercise price representing a valuation for the Corporation of $25,000,000 on fully diluted share capital basis, which will represent 10% of the fully diluted share capital immediately following the closing for a period of ten years.

The closing of the Share Exchange Agreement is conditioned upon the Corporation filing an amendment to its certificate of incorporation to effect a reverse stock split of the Corporation’s Common Stock at a ratio of 1-for-15, conversion of the Corporation’s outstanding debentures into restricted common stock and obtaining a tax pre-ruling from the Israeli Tax Authority relating to the Share Exchange Agreement to be obtained by Algomizer Ltd (the “Closing Conditions”). In addition, under the Share Exchange Agreement, the Corporation agreed to file an amendment to its certificate of incorporation to change the name of the Corporation to ViewBix Inc.

As a result of the foregoing, and in order to facilitate the closing of the Share Exchange Agreement, on February 26, 2019, the Corporation’s Board approved and recommended that the Corporation’s Stockholders consent to approve the Reverse Stock Split.

Purpose and Effect of the Reverse Stock Split

The principal effect of the Reverse Stock Split will be a decrease in the number of shares of Common Stock issued and outstanding from 110,749,643 shares of Common Stock as of February 26, 2019, to approximately 7,383,310 shares of Common Stock upon the consummation of the Reverse Stock Split. The Reverse Stock Split will affect all Stockholders uniformly and will not affect any Stockholders’ percentage ownership interest in the Corporation or proportionate voting power, except to the extent that the Reverse Stock Split results in any of our Stockholders holding a fractional share of our common stock. No fractional shares of Common Stock will be issued as the result of the Reverse Stock Split, rather, each Stockholder will be entitled to receive one share of Common Stock in lieu of the fractional share that would have resulted from the Reverse Stock Split. The Common Stock issued pursuant to the Reverse Stock Split will remain fully paid and non-assessable. The Reverse Stock Split shall not affect any rights, privileges or obligations with respect to the shares of Common Stock existing prior to the Reverse Stock Split, nor does it increase or decrease the market capitalization of the Corporation. The Reverse Stock Split is not intended as, and will not have the effect of, a “going private transaction” under Rule 13e-3 of the Exchange Act. We will continue to be subject to the periodic reporting requirements of the Exchange Act.

Fractional Shares

No fractional shares of Common Stock will be issued to any Stockholders in connection with the Reverse Stock Split. Each Stockholder will be entitled to receive one share of Common Stock in lieu of the fractional share that would have resulted from the Reverse Stock Split.

Certain Risks Associated with Reverse Stock Split

You should recognize that you will own a lesser number of Common Stock than you presently own. While we hope that the Reverse Stock Split will result in an increase in the potential stock price of our Common Stock, we cannot assure you that the Reverse Stock Split will increase the potential stock price of our Common Stock by a multiple equal to the inverse of the Reverse Stock Split ratio or result in the permanent increase in any potential stock price (which is dependent upon many factors, including our performance and prospects). Should the stock price of our Common Stock decline, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would occur in the absence of the Reverse Stock Split. Furthermore, the possibility exists that potential liquidity in the stock price of our Common Stock could be adversely affected by the reduced number of shares of Common Stock that would be outstanding after the Reverse Stock Split. In addition, the Reverse Stock Split will increase the number of Stockholders who own odd lots (less than 100 shares). Stockholders who hold odd lots typically will experience an increase in the cost of selling their shares, as well as possible greater difficulty in effecting such sales. As a result, we cannot assure you that the Reverse Stock Split will achieve the desired results that have been outlined above.

Anti-Takeover Effects of the Reverse Stock Split

The overall effect of the reverse stock split may be to render more difficult the consummation of mergers with the Corporation or the assumption of control by a principal stockholder, and thus make it more difficult to remove management.

A possible effect of the reverse stock split is to discourage a merger, tender offer or proxy contest, or the assumption of control by a holder of a large block of the Corporation’s voting securities and the removal of incumbent management. Our management could use the additional shares of Common Stock available for issuance to resist or frustrate a third-party take-over effort favored by a majority of the independent Stockholders that would provide an above market premium by issuing additional shares of Common Stock.

The Reverse Stock Split is not the result of management’s knowledge of an effort to accumulate the Corporation’s securities or to obtain control of the Corporation by means of a merger, tender offer, solicitation or otherwise. Nor is the Reverse Stock Split a plan by management to adopt a series of amendments to the Corporation’s charter or by-laws to institute an anti-takeover provision. The Corporation does not have any plans or proposals to adopt other provisions or enter into other arrangements that may have material anti-takeover consequences. As discussed above, the reasons for the reverse stock split are to increase the stock price of our Common Stock and to increase the number of shares of Common Stock that the Corporation is able to issue in order to attract potential investors and conduct equity financings.

Fairness of the Process

The Board of the Corporation did not obtain a report, opinion, or appraisal from an appraiser or financial advisor with respect to the Reverse Stock Split and no representative or advisor was retained on behalf of the unaffiliated stockholders to review or negotiate the transaction. The Board concluded that the additional expense of these independent appraisal procedures was unreasonable in relation to the Corporation’s available cash resources and concluded that the Board could adequately establish the fairness of the Reverse Stock Split without the engagement of third parties.

Street Name Holders of Common Stock

The Corporation intends for the Reverse Stock Split to treat stockholders holding Common Stock in street name through a nominee (such as a bank or broker) in the same manner as stockholders whose shares are registered in their names. Nominees will be instructed to affect the Reverse Stock Split for their beneficial holders. However, nominees may have different procedures. Accordingly, stockholders holding Common Stock in street name should contact their nominees.

Stock Certificates

Mandatory surrender of certificates is not required by our stockholders. The Corporation’s transfer agent will adjust the record books of the Corporation to reflect the Reverse Stock Split as of the Effective Date. New certificates will not be mailed to stockholders.

Effective Date

The Corporation will need to file the Reverse Stock Split Certificate of Amendment to the certificate of incorporation with the Delaware Secretary of State in order for the Reverse Stock Split Certificate of Amendment to become effective. Under federal securities rules and regulations, we may not file the Certificate of Amendment until at least 20 days after the mailing of this Information Statement to our Stockholders. The Corporation intends to file the Reverse Stock Split Certificate of Amendment as soon as practicable following the expiration of such 20 day period and following the receipt of approval from FINRA, however, our Board reserves the right not to proceed with the amendment at any time before the filing of the Certificate of Amendment.

ACTION II

AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO CHANGE THE NAME OF THE CORPORATION TO VIOEWBIX INC.

On February 26, 2019, the Majority Consenting Stockholders approved the Stockholder Consent, approving the Name Change Certificate of Amendment to effect the name change of the Corporation from Virtual Crypto Technologies, Inc. to Viewbix Inc.

Reasons for the Name Change

As further described under Action I, the Corporation has entered into the Share Exchange Agreement with Algomizer Ltd., pursuant to which, inter alia, the Corporation agreed to file an amendment to its certificate of incorporation to change the name of the Corporation to ViewBix Inc.

As a result of the foregoing, and in order to facilitate the Corporations obligations under the Share Exchange Agreement, on February 26, 2019, the Corporation’s Board approved and recommended that the Corporation’s Stockholders consent to approve the filing of the Name Change Certificate of Amendment.

Effective Date

The Corporation will need to file the Name Change Certificate of Amendment to the certificate of incorporation with the Delaware Secretary of State in order for the Name Change Certificate of Amendment to become effective. Under federal securities rules and regulations, we may not file the Name Certificate of Amendment until at least 20 days after the mailing of this Information Statement to our Stockholders. The effectuation of the Name Change is conditioned upon the completion of the closing conditions under the Share Exchange Agreement. Therefore, the Name Change Certificate of Amendment shall be filed as soon as practicable once the closing conditions under the Share Exchange Agreement are met, following such 20 day period and following the receipt of approval from FINRA. However, our Board reserves the right not to proceed with the amendment at any time before the filing of the Name Change Certificate of Amendment.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The following table lists the number of shares of Common Stock of our Corporation as of the Record Date that are beneficially owned by (i) each person or entity known to our Corporation to be the beneficial owner of more than 5% of the outstanding Common Stock; (ii) each officer and director of our Corporation; and (iii) all officers and directors as a group. Information relating to beneficial ownership of Common Stock by our principal stockholders and management is based upon information furnished by each person using “beneficial ownership” concepts under the rules of the Securities and Exchange Commission. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within sixty (60) days. Under the rules of the SEC, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he/she may not have any pecuniary beneficial interest. Except as noted below, each person has sole voting and investment power.

Name of Beneficial Owner	Common Stock Beneficially Owned (1)	Percentage of Common Stock Owned (1)
Principal Stockholders
Kfir Silberman, Individually and as control person of L.I.A. Pure Capital Ltd.(2) 20 Raoul Wallenberg St., Tel Aviv 6971916, Israel	11,105,212	9.9%

Lavi Karasny , Individually and as control person of Capitalink Ltd.(3) 10 Pa’amoni Street Tel Aviv 6291806, Israel	11,141,244	9.9%

Amir Uziel, Individually and as control person of Amir Uziel Economic Consultant Ltd.(4) 5 Shira Street Rishon Lezion 7580237, Israel	11,169,050	9.9%

Nir Reinhold , Individually and as control person of Buffalo Investments Ltd.(5) Moshav Avigdor Israel 8380000	11,037,197	9.9%

Itschak Shrem, Individually and as control person of Attribute Ltd.(6) 13 Hatikva Street Ramat Hasharon, 472169, Israel	11,163,220	9.9%

Executive Officers and Directors
Alon Dayan, Chief Executive Officer and Director Shir Hashirim 39 Elakana, Israel	-	-

Gadi Levin, CFO Moshav Azriel 108 Lev Hasharon, Israel	-	-

Eyal Ben-Ami, Director 22 Ma’agal Shalom Street Rishon Lezion, Israel	-	-

Officers and Directors as a Group (3 persons)	-	-

(1)	Applicable percentage ownership is based on 110,749,643 Shares of Common Stock outstanding as of the Record Date. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of Common Stock that are currently exercisable or exercisable within 60 days as of the Record Date are deemed to be beneficially owned by the person holding such securities for the purpose of computing ownership of such person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

(2)	Includes 9,680,991 shares of Common Stock held by L.I.A. Pure Capital Ltd. and 1,424,221 shares of Common Stock issuable upon a conversation of a convertible promissory note issued to L.I.A. Pure Capital Ltd., which may be converted within 60 days of the Record Date.

(3)	Includes 9,353,064 shares of Common Stock held by Capitalink Ltd. and 1,788,180 shares of Common Stock issuable upon a conversation of a convertible promissory note issued to Capitalink Ltd., which may be converted within 60 days of the Record Date.

(4)	Includes 9,100,000 shares of Common Stock held to Amir Uziel Economic Consultant Ltd. and 2,069,050 shares of Common Stock issuable upon a conversation of a convertible promissory note issued to Amir Uziel Economic Consultant Ltd. and or Amir Uziel, which may be converted within 60 days of the Record Date.

(5)	Includes 10,300,000 shares of Common Stock held by Buffalo Investments Ltd and 737,197 shares of Common Stock issuable upon a conversation of a convertible promissory note issued to Buffalo Investments Ltd., which may be converted within 60 days of the Record Date.

(6)	Includes 8,900,000 shares of Common Stock held by Attribute Ltd., 253,064 shares of Common Stock held by Itschak Shrem, and 2,010,156 shares of Common Stock issuable upon a conversation of a convertible promissory note issued to Attribute Ltd., which may be converted within 60 days of the Record Date.

ADDITIONAL INFORMATION

The Corporation is subject to the filing requirements of the Exchange Act, and in accordance therewith files reports, proxy/information statements and other information including annual and quarterly reports on Form 10-K and 10-Q (the “Exchange Act Filings”) with the SEC. Reports and other information filed by the Corporation can be inspected and copied at the public reference facilities maintained at the Commission at 100 F Street, NE Washington, D.C, 20549. Copies of such material can be obtained upon written request addressed to the Commission, Public Reference Section, 100 F Street, NE Washington, D.C 20549, at prescribed rates. The Commission maintains a web site on the Internet (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission through the Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”).

We will provide without charge an information statement upon written or oral request of such person by first class mail or other equally prompt means within one business day of receipt of such request, a copy of any and all of the information that has been incorporated by reference in this proxy statement (not including exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference into the information that the proxy statement incorporates). Such requests should be directed to the address and phone number indicated below. This includes information contained in documents filed subsequent to the date on which definitive copies of the proxy statement are sent or given to security holders, up to the date of responding to the request.

By order of the Board of Directors of

VIRTUAL CRYPTO TECHNOLOGIES, INC.

11 Ha’amal Street

Tel Aviv, Israel

Tel: +972 3-600-3375

[  ], 2019

By:	/s/ Alon Dayan
Alon Dayan, Director & Chief Executive Officer

EXHIBIT A

CONSENT OF THE MAJORITY CONSENTING STOCKHOLDERS OF

VIRTUAL CRYPTO TECHNOLOGIES, INC.

AMENDMENT OF CERTIFICATE OF INCORPORATION – REVERSE STOCK SPLIT

WHEREAS, the board of directors of the Corporation (the “Board”) deemed it advisable and in the best interest of the Corporation to effectuate a reverse stock split of the Corporation’s common stock, at a ratio of 15:1 (fifteen-to-one), including all registered, authorized, issued and outstanding share of common stock of the Corporation, immediately prior to the closing under the share exchange agreement, dated February 7, 2019, entered between the Corporation and Algomizer Ltd. (the “Share Exchange Agreement” and the “Reverse Stock Split”); and

WHEREAS, in order to effectuate the Reverse Stock Split, the Board deemed it advisable and in the best interests of the Corporation to amend its Certificate of Incorporation.

NOW, THEREFORE, BE IT RESOLVED, that the Certificate of Amendment of the Certificate of Incorporation of the Corporation in the form attached hereto as Exhibit A (the “Reverse Stock Split Certificate of Amendment”) is hereby adopted and approved; and

FURTHER RESOLVED, that the officers of the Corporation are hereby authorized and directed to take all steps necessary to file the Reverse Stock Split Certificate of Amendment with the Delaware Secretary of State in order to effect the Reverse Stock Split, prior to the closing under the Share Exchange Agreement.

AMENDMENT OF CERTIFICATE OF INCORPORATION – NAME CHANGE

WHEREAS, the Board deemed it advisable and in the best interests of this Corporation to change the Corporation’s name from Virtual Crypto Technologies, Inc. to Viewbix Inc. (the “Name Change”), upon and subject to the closing of the Share Exchange Agreement; and

WHEREAS, in order to effectuate the Name Change, the Board deemed it advisable and in the best interests of the Corporation to amend its Certificate of Incorporation.

NOW, THEREFORE, BE IT RESOLVED, that the Certificate of Amendment of the Certificate of Incorporation of the Corporation in the form attached hereto as Exhibit B (the “Name Change Certificate of Amendment”) is hereby adopted and approved; and

FURTHER RESOLVED, that the officers of the Corporation are hereby authorized and directed to take all steps necessary to file the Name Change Certificate of Amendment with the Delaware Secretary of State in order to effect the Name Change, upon and subject to the closing of the Share Exchange Agreement.

EXHIBIT B

REVERSE STOCK SPLIT CERTIFICATE OF AMENDMENT

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

Virtual Crypto Technologies Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware does hereby certify:

FIRST: That at a meeting of the Board of Directors of Virtual Crypto Technologies Inc. (the “Corporation”) resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said Corporation, declaring said amendment to be advisable and based upon the written consent of stockholders of said Corporation holding a majority of the outstanding shares of common stock for consideration thereof. The resolutions setting forth the proposed amendment is as follows:

RESOLVED: that the Certificate of Incorporation of this Corporation be amended by adding the following paragraph immediately before the second Sentence in Article 4.

“Reverse Stock Split. Without any other action on the part of the Corporation or any other person, effective upon the filing of this Certificate of Amendment with the Secretary of State of the State of Delaware (the “Effective Time”), each share of the Common Stock issued and outstanding immediately prior to the Effective Time (collectively, the “Pre-Split Common Stock”) shall automatically and without any action on the part of the holder thereof be reclassified such that each fifteen (15) shares of the Common Stock shall become one share of the Common Stock (such reduction and resulting combination of shares is designated as the “Reverse Stock Split”). The par value of the Common Stock following the Reverse Stock Split shall remain $0.01 per share. Each holder of a certificate or certificates of Pre-Split Common Stock shall be entitled to receive a number of shares equal to the number of shares represented by such certificate or certificates of such holder’s Pre-Split Common Stock divided by fifteen (15) and then rounded up to the nearest whole number. No fractional shares will be issued in connection with or following the Reverse Common Stock Split.”

SECOND: That thereafter, pursuant to resolution of its Board of Directors, and based upon the written consent of holders of a majority of the shares of common of said Corporation in accordance with Section 228 of the General Corporation Law of the State of Delaware, the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said Corporation has caused this certificate to be signed this ___ day of ________ 2019.

By:
Name:
Title:	Secretary

EXHIBIT C

NAME CHANGE CERTIFICATE OF AMENDMENT

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

Virtual Crypto Technologies Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware does hereby certify:

FIRST: That at a meeting of the Board of Directors of Virtual Crypto Technologies Inc. (the “Corporation”) resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said Corporation, declaring said amendment to be advisable and based upon the written consent of stockholders of said Corporation holding a majority of the outstanding shares of common stock for consideration thereof. The resolutions setting forth the proposed amendment is as follows:

RESOLVED: that the Certificate of Incorporation of this Corporation be amended by changing the Article thereof numbered “FIRST” so that, as amended, said Article shall be and read as follows:

“The name of the Corporation is: Viewbix Inc.”

SECOND: That thereafter, pursuant to resolution of its Board of Directors, and based upon the written consent of holders of a majority of the shares of common of said Corporation in accordance with Section 228 of the General Corporation Law of the State of Delaware, the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said Corporation has caused this certificate to be signed this ___ day of ________ 2019.

By:
Name:
Title:	Secretary